Exhibit 10.30

SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Security Agreement”) dated and made effective as of January 20, 2021 is executed by Bearn LLC, a limited liability company organized and existing under the laws of the State of Maryland, including any successors or assigns (the “Debtor”) and MyFizIQ Limited, a limited corporation incorporated under the laws of Australia (the “Secured Party”).

R E C I T A L S:

WHEREAS, pursuant to Promissory Note dated as of the date hereof (the “Loan Agreement”), issued by the Debtor, as borrower, in favor of the Secured Party, as lender, the Secured Party has agreed to advance certain loan proceeds to the Debtor; and

WHEREAS, in order to induce the Secured Party to made the loan advances to the Debtor the Debtor has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to Secured Party an unconditional and continuing, first priority security interest in the Software of the Debtor to secure the prompt payment, performance and discharge in full of all of Debtor’s obligation under the Loan Agreement and the other transaction documents executed in connection therewith (the “Transaction Documents”).

A G R E E M E N T S:

1	DEFINITIONS.

1.1 Defined Terms. Capitalized terms used but not otherwise defined in this Security Agreement (including the Recitals) shall have the meanings ascribed to them in the Loan Agreement. For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a) “Bearn App” means means downloadable application software designed to run on mobile platforms including Android and iOS operating systems and which, inter alia, in combination with a fitness tracker, captures, processes, stores and transmits biometric data..

(b) “Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

(c) “Collateral” shall have the meaning set forth in Section 2.1 hereof.

(d) “Obligor” shall mean Debtor, or any other party liable with respect to the Obligations.

(e) “Organizational Identification Number” means, with respect to Debtor, the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization of Debtor, if any.

(f) “Software” shall mean software developed by the Debtor, including the Bearn App and related back end operating software used in connection with the operation of the Debtor’s business, including, but not limited to IOS and Android downloadable mobile applications for, inter alia, the measurement of calories burned by a user.

(g) “Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

(h) “Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

1.2 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein or in the Loan Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neutral gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Debtor” shall be so construed.

(b) Section and Schedule references are to this Security Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement

(c) The term “including” (or words of similar import) is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein: (i) references to agreements (including this Security Agreement and the other Transaction Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Transaction Document; and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Transaction Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g) This Security Agreement and the other Transaction Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

2	SECURITY FOR THE OBLIGATIONS.

2.1 Security for Obligations. As security for the payment and performance of the Obligations, Debtor does hereby pledge, assign, transfer, deliver and grant to Secured Party, for its own benefit and as agent for its Affiliates, the Software (“Collateral”).

2.2 Possession and Transfer of Collateral. Until an Event of Default has occurred, Debtor shall be entitled to possession and use of the Collateral. The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Secured Party to retain the Collateral for any other of the Obligations, except upon payment in full of the Obligations. Debtor shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except as permitted pursuant to the Loan Agreement.

2.3 Financing Statements. Debtor authorizes Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Debtor hereby irrevocably authorizes Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that: (a) indicate the Collateral: (i) is comprised of all assets of Debtor (or words of similar effect), regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed; or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein; and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including: (A) whether Debtor is an organization, the type of organization and any Organizational Identification Number issued to each Debtor; and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request. In addition, Debtor shall make appropriate entries on their books and records disclosing the security interests of Secured Party, for its own benefit and as agent for its Affiliates, in the Collateral. Debtor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and Debtor authorizes Secured Party to file this Security Agreement as a financing statement in any jurisdiction.

2.4 Preservation of the Collateral. Secured Party may, but is not required to, take such actions from time to time as Secured Party deems appropriate to maintain or protect the Collateral. Secured Party shall have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action as Debtor shall reasonably request in writing which is not inconsistent with Secured Party’s status as a secured party, but the failure of Secured Party to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Secured Party’s responsibility for the safekeeping of the Collateral shall: (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property; and (ii) not extend to matters beyond the control of Secured Party, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Secured Party to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Debtor and Secured Party in the applicable Collateral against prior or third parties.

2.5 Other Actions as to any and all Collateral. Debtor further agrees to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in any and all of the Collateral, including: (i) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (ii) complying with any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (iii) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; (iv) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to Secured Party which affect any material portion of the Collateral as soon as possible but not more than forty- five (45) days after such request; and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Debtor further agrees to indemnify and hold Secured Party harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral, except to the extent resulting from the gross negligence or willful misconduct of Secured Party or its Affiliates.

2.6 Letter-of-Credit Rights. If Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Secured Party, either: (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit; or (ii) arrange for Secured Party, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Loan Agreement.

2.7 Commercial Tort Claims. If Debtor shall at any time hold or acquire a Commercial Tort Claim, Debtor shall promptly notify Secured Party in writing signed by Debtor of the details thereof and grant to Secured Party, for its own benefit and as agent for its Affiliates, in such written notice or other written instrument, a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to Secured Party, and shall execute any amendments hereto deemed reasonably necessary by Secured Party to perfect the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.8 Additional Requirements on Collateral. Debtor, at the Debtor’ expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software in forms suitable for filing with any United States or foreign office handling the registration or filing of copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any hearing, suit, action, or other proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

3	REPRESENTATIONS AND WARRANTIES.

Debtor make the following representations and warranties to Secured Party:

3.1 Debtor Organization and Name. Debtor is a limited liability company, duly organized, existing and in good standing under the laws of its State of organization, with full and adequate power to carry on and conduct its business as presently conducted. Debtor is duly licensed or qualified in all foreign jurisdictions wherein the nature of their activities requires such qualification or licensing. Debtor’s Organizational Identification Number, if applicable, is set forth in the Loan Agreement. The exact legal name of Debtor is as set forth in the first paragraph of this Security Agreement, and Debtor currently do not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

3.2 Authorization. Debtor has full right, power and authority to enter into this Security Agreement and to perform all of their duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Transaction Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation, bylaws, operating agreement, or other governing documents of Debtor. All necessary and appropriate action has been taken on the part of Debtor to authorize the execution and delivery of this Security Agreement.

3.3 Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3.4 Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by Debtor in connection herewith, do not and will not: (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than filings or notices pursuant to federal or state securities laws or other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with: (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority; (ii) the articles of incorporation, bylaws, or other organic or governance document of Debtor; or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Debtor or any of their properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Debtor, other than Liens in favor of Secured Party created pursuant to this Security Agreement and Permitted Liens.

3.5 Ownership of Collateral; Liens. Debtor is the sole owners of all the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and other intellectual property rights), other than Permitted Liens.

3.6 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which: (i) would have a Material Adverse Effect upon Debtor; or (ii) would constitute an Event of Default or an Unmatured Event of Default.

3.7 Security Interest. This Security Agreement creates a valid security interest in favor of Secured Party in the Collateral and, when properly perfected by filing in the appropriate jurisdictions and or agency, shall constitute a valid, perfected, first-priority security interest in such Collateral.

3.8 Place of Business. The principal place of business and books and records of Debtor and location of all Collateral is set forth in the preamble to this Security Agreement, and Debtor shall promptly notify Secured Party of any change in such location. Debtor will not remove or permit the Collateral to be removed from such locations without the prior written consent of Secured Party, except as permitted pursuant to the Loan Agreement.

3.9 Complete Information. This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Debtor to Secured Party for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Debtor to Secured Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Secured Party that any projections and forecasts provided by Debtor are based on good faith estimates and assumptions believed by Debtor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

4	REMEDIES.

Upon the occurrence of any default in the payment or performance of any of the covenants, conditions and agreements contained in this Security Agreement or any other Event of Default, Secured Party shall have all rights, powers and remedies set forth in this Security Agreement or the other Transaction Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Secured Party may, at its option upon the occurrence of an Event of Default, declare its commitments to Debtor to be terminated and all Obligations to be immediately due and payable, or, if provided in the Transaction Documents, all commitments of Secured Party to Debtor shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Secured Party. Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Secured Party’s rights under the Transaction Documents, and hereby consent to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Transaction Documents to the contrary. In addition to the foregoing:

4.1 Possession and Assembly of Collateral. Secured Party may, without notice, demand or the initiation of legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Secured Party already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Debtor’ premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Secured Party shall have the right to store and conduct a sale of the same in any of Debtor’ premises without cost to Secured Party. At Secured Party’s request, Debtor will, at Debtor’ sole expense, assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party which is reasonably convenient to Secured Party and Debtor.

4.2 Sale of Collateral. Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Secured Party may deem proper, and Secured Party may purchase any or all of the Collateral at any such sale. Debtor acknowledges that Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Debtor. Debtor shall remain liable for any amount remaining unpaid after such application, with interest at the default rate under the Loan Agreement. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Secured Party at least ten (10) calendar days before the date of such disposition. Debtor hereby confirm, approve and ratify all acts and deeds of Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Secured Party or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Debtor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Secured Party shall deem appropriate. Debtor expressly absolves Secured Party from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

4.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledge and agree that it is not commercially unreasonable for Secured Party: (i) to incur expenses deemed necessary by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against any of their customers or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral; (iv) to exercise collection remedies against any of their customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, including any warranties of title; (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

4.4 UCC and Offset Rights. Secured Party may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Secured Party, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees and costs, and in such order of application as Secured Party may, from time to time, elect, any indebtedness of Secured Party to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Secured Party. Each Debtor, on behalf of itself and any Obligor, hereby waive the benefit of any law that would otherwise restrict or limit Secured Party in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Secured Party to any Obligor.

4.5 Additional Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right and power to:

(a) extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(b) grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(c) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Transaction Documents, or any of the other Obligations, or Secured Party’s rights hereunder, under the Obligations.

Debtor hereby ratifies and confirms whatever Secured Party may do with respect to the Collateral and agrees that Secured Party shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

4.6 Attorney-in-Fact. Debtor hereby irrevocably make, constitute and appoint Secured Party (and any officer of Secured Party or any Person designated by Secured Party for that purpose) as each Debtor’s true and lawful proxy and attorney-in-fact (and agent-in- fact) in each Debtor’s name, place and stead, with full power of substitution, to: (i) take such actions as are permitted in this Security Agreement; (ii) execute such financing statements and other documents and to do such other acts as Secured Party may require to perfect and preserve Secured Party’s security interest in, and to enforce such interests in the Collateral; and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, the Loan Agreement, or otherwise at law or in equity. Debtor hereby acknowledge that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

4.7 No Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waive the benefits of all such laws.

4.8 No Waiver. No Event of Default shall be waived by Secured Party except in writing. No failure or delay on the part of Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Secured Party to exercise any remedy available to Secured Party in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Debtor agrees that in the event that it fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with Secured Party, no remedy of law will provide adequate relief to Secured Party, and further agrees that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.9 Application of Proceeds. Secured Party will, within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. Secured Party shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Debtor. Any proceeds of any disposition by Secured Party of all or any part of the Collateral may be first applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the Collateral, including reasonable attorneys’ fees and legal expenses and costs as provided for in Section 5.14 hereof.

5	MISCELLANEOUS.

5.1 Entire Agreement. This Security Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against Debtor and Secured Party in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Debtor and Secured Party. No promises, either expressed or implied, exist between Debtor and Secured Party, unless contained herein or therein. This Security Agreement, together with the other Transaction Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Transaction Documents. This Security Agreement and the other Transaction Documents are the result of negotiations between Secured Party and Debtor and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties and are the products of all parties. Accordingly, this Security Agreement and the other Transaction Documents shall not be construed more strictly against Secured Party merely because of Secured Party’s involvement in their preparation. DEBTOR ACKNOWLEDGE THAT IT HAS NOT RELIED UPON ANY STATEMENTS, PROMISES OR REPRESENTATIONS, IF ANY, THAT ARE NOT CONTAINED WITHIN THIS SECURITY AGREEMENT OR IN ANY OTHER THE TRANSACTION DOCUMENT AND WAIVES ANY RIGHTS, DEFENSES, OR CLAIMS ARISING FROM ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS.

5.2 Amendments; Waivers. No delay on the part of Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Transaction Documents shall in any event be effective unless the same shall be in writing and acknowledged by Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3 WAIVER OF CLAIMS AND DEFENSES. THE DEBTOR WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE DEBTOR MAY NOW HAVE AS OF THE DATE HEREOF, OR AS THEY MAY IN THE FUTURE COME TO HAVE, TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS -- OTHER THAN FOR SET OFF TO ESTABLISH THE AMOUNTS DUE AND PAID IN RESPECT OF THE LOAN AGREEMENT. THE DEBTOR UNDERSTANDS AND AGREES THAT IT IS WAIVING DEFENSES AND CLAIMS WHICH MAY NOT YET HAVE ACCRUED OR OF WHICH IT MAY NOT YET BE AWARE AS MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING THIS SECURITY AGREEMENT AND GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTOR. THIS PROVISION IS INTENDED TO BE CONSTRUED AS BROADLY AS PERMISSIBLE UNDER APPLICABLE LAW. FURTHER, THE DEBTOR UNDERSTAND AND ACKNOWLEDGE THAT THE AGENTS AND REPRESENTATIVES OF THE SECURED PARTY DO NOT HAVE AUTHORITY TO MAKE ANY STATEMENTS, PROMISES OR REPRESENTATIONS IN CONFLICT WITH OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND SECURED PARTY HEREBY SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS. BY EXECUTION OF THIS AGREEMENT, THE DEBTOR ACKNOWLEDGE THAT THEY HAVE NOT RELIED UPON SUCH STATEMENTS, PROMISES OR REPRESENTATIONS, IF ANY, AND WAIVES ANY RIGHTS, DEFENSES, OR CLAIMS ARISING FROM ANY SUCH STATEMENTS, PROMISES OR REPRESENTATIONS.

5.4 MANDATORY FORUM SELECTION. TO INDUCE SECURED PARTY TO MAKE CERTAIN FINANCIAL ACCOMODATIONS TO DEBTOR, DEBTOR IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS SECURITY AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS SECURITY AGREEMENT ANY OTHER TRANSACTION DOCUMENT, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK; PROVIDED, HOWEVER, SECURED PARTY MAY, AT SECURED PARTY’S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW YORK LAW. DEBTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING IT SITUS IN SUCH COUNTY (OR TO ANY JURISDICTION OR VENUE, IF SECURED PARTY SO ELECTS), AND DEBTOR HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

5.5 WAIVER OF PERSONAL SERVICE. DEBTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY FEDERAL EXPRESS, DIRECTED TO THE DEBTOR, AS SET FORTH AND ACCORDING TO THE TERMS IN THE NOTICE PROVISIONS HEREIN. DEBTOR AGREE THAT NO ACKNOWLEDGMENT OF ACTUAL RECEIPT OF PROCESS IS REQUIRED AND SERVICE WILL BE DEEMED EFFECTIVE PURSUANT TO TERMS OF NOTICE PROVISIONS CONTAINED HEREIN. SERVICE MAY ALSO BE MADE IN ANY MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

5.6 WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER TRANSACTION DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SECURED PARTY AND DEBTOR ARE ADVERSE PARTIES, AND EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTOR.

5.7 Assignability. Secured Party, without consent from or notice to anyone, may at any time assign Secured Party’s rights in this Security Agreement, the other Transaction Documents, the Obligations, or any part thereof and transfer Secured Party’s rights in any or all of the Collateral, and Secured Party thereafter shall be relieved from all liability with respect to such Collateral. This Security Agreement shall be binding upon Secured Party and Debtor and their respective legal representatives and successors. All references herein to Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Debtor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

5.8 Binding Effect. This Security Agreement shall become effective upon execution by Debtor and Secured Party and shall bind the Debtor and Secured Party, and their respective successors and permitted assigns.

5.9 Governing Law. This Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

5.10 Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.11 Time of Essence. Time is of the essence in making payments of all amounts due Secured Party under the Transaction Documents and in the performance and observance by Debtor of each covenant, agreement, provision and term of this Security Agreement and the other Transaction Documents.

5.12 Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Transaction Documents maintained by Secured Party shall be deemed to be originals thereof.

5.13 Notices. Except as otherwise provided herein, Debtor waives all notices and demands in connection with the enforcement of Secured Party’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be made in accordance with the terms of the Loan Agreement.

5.14 Costs, Fees and Expenses. Debtor shall pay or reimburse Secured Party for all reasonable costs, fees and expenses incurred by Secured Party or for which Secured Party becomes obligated in connection with the enforcement or defense of this Security Agreement, including search fees, costs and expenses and attorneys’ fees, costs and time charges of counsel to Secured Party and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Transaction Documents to be delivered hereunder, and agrees to save and hold Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Debtor to Secured Party pursuant to this Security Agreement or the other Transaction Documents which are not paid on or prior to the date hereof shall be payable by Debtor to Secured Party on demand. If at any time or times hereafter Secured Party: (a) employs counsel for advice or other representation: (i) with respect to this Security Agreement or the other Transaction Documents; (ii) to represent Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Secured Party, Debtor, or any other Person) in any way or respect relating to this Security Agreement; or (iii) to enforce any rights of Secured Party against Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Secured Party’s rights or remedies under this Security Agreement, the costs and expenses incurred by Secured Party in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Debtor to Secured Party on demand.

5.15 Termination. This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Loan Agreement and the commitments to make Loans thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). Upon termination of this Security Agreement, Secured Party shall also deliver to Debtor (at the sole expense of Debtor) such UCC termination statements, and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by Debtor to effect the termination and release of the Liens and security interests in favor of Secured Party affecting the Collateral; provided, however, to the extent any such terminations or releases require Secured Party to expend any sums in terminating or releasing any such Liens, Secured Party may refrain from terminating or releasing such Liens unless and until Debtor pay to Secured Party the estimated cost, as reasonably determined by Secured Party, of effectuating such terminations or releases.

5.16 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Debtor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

5.17 Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Transaction Documents, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, Debtor shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Transaction Documents, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Transaction Documents, then Debtor shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement as of the date first above written.

Debtor:

BEARN LLC

By:	/s/ aaron Drew
Name:	aaron Drew
Title:	CEO

Secured Party:

MYFIZIQ LIMITED

By:	/s/ Vlado Bosanac
Name:	Vlado Bosanac
Title:	CEO

ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of November       , 2020 made by

BEARN LLC and its subsidiaries party thereto from time to time, as Debtor to and in favor of the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtor under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Dated:

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